COMMODORE                Exhibit 99.1

NEWS RELEASE

For release: Immediate
Contact: James M. DeAngelis - (212) 308-5800

Commodore Applied Technologies, Inc.

•	Sets Record Date and Meeting Date for 2003 Annual Shareholders Meeting
•	Environmental Sampling Contract in Oak Ridge, TN
o	Small Business Administration Protest Denied - Commodore starts operating EDAM contract
•	FFTF Contract in Richland, WA
o	Award has Been Protested

NEW YORK, NY - November 10, 2004 - Commodore Applied Technologies, Inc. (OTCBB: CXII), today announced that it has initiated correspondence to its shareholders stating that the company will hold its 2003 Annual Meeting of shareholders on December 21, 2004. The record date for determination of shareholders entitled to notice of meeting and to vote at the meeting is November 10, 2004.

Commodore Chairman and CEO Shelby Brewer said: “The Company has had a watershed year as evidenced by the recent EDAM contract award in Oak Ridge, TN. We continue to bid on important projects to showcase our SET technology and our core engineering services. The EDAM contract stabilizes the engineering component of our business portfolio. Management is resolute in its mission to the Company and all its stakeholders as we position the Company for future success. We welcome the shareholders to attend the 2003 Annual Meeting in person to meet management and discuss the future of the Company.”

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150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800 Fax: 212.753.0731 www.commodore.com

CXII Wins SBA Protest
November 10, 2004

Additionally, Commodore Applied Technologies, Inc. announced today that a protest of a provisional contract award to a team led by its wholly owned subsidiary, Commodore Advanced Sciences, Inc. (CASI) has been resolved in the company’s favor. The contract has been awarded by Bechtel Jacobs, a prime contractor to the US Department of Energy (DOE). The contract has duration of four years and involves environmental sampling in the Oak Ridge, TN area (EDAM). The EDAM contract award to a team lead by CASI was protested to the Small Business Administration (SBA) by another bidding team led by MDM Services Corporation (MDM). The SBA, on review of the facts, denied all aspects of the protest brought forth by MDM.

Mr. Brewer said: “Now that this MDM led protest has been denied by the SBA, we can continue with the transition of the EDAM contract to the CASI led team and deliver a high quality product to our client, Bechtel Jacobs.”

Additionally, Commodore Applied Technologies, Inc. announced today that a protest of the Fast Flux Test Facility (FFTF) contract award by DOE has been filed by the two losing teams. The contract has been conditionally awarded to a team led by Safety and Ecology Corporation (SEC). The contract has duration of seven years and involves the dismantling of FFTF at the Richland, WA DOE site. The FFTF contract award was protested to the DOE/GAO (General Accounting Office) and the SBA by both losing teams in the final bidding process.

Mr. Brewer added, “We feel the Company has the best available technology to treat the FFTF sodium inventory --- the SET technology is safer, quicker, cheaper, and more flexible than alternative methods for treating elemental sodium. We stand ready to assist whichever team ultimately receives this work from the DOE. ”

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150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800 Fax: 212.753.0731 www.commodore.com

CXII Wins SBA Protest
November 10, 2004

Commodore Applied Technologies, Inc. is a diverse technical solutions company focused on high-end environmental markets. The Commodore family of companies includes subsidiaries Commodore Solution Technologies and Commodore Advanced Sciences. The Commodore companies provide technical engineering services and patented remediation technologies designed to treat hazardous waste from nuclear and chemical sources. More information is available on the Commodore web site at www.commodore.com.

This Press Release contains forward-looking statements that are based on our current expectations, beliefs and assumptions about the industry and markets in which Commodore Applied Technologies, Inc. and its subsidiaries operate. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause Commodore's actual results to be materially different from any future results expressed or implied by these statements. Actual results may differ materially from what is expressed in these statements, and no assurance can be given that Commodore can successfully implement its core business strategy and improve future earnings.

The factors that may cause Commodore's actual results to differ from its forward-looking statements include: Commodore's current critical need for additional cash to sustain existing operations and meet ongoing existing obligations and capital requirements; Commodore’s ability to implement its commercial waste processing operations, including obtaining commercial waste processing contracts and processing waste under such contracts in a timely and cost-effective manner; the timing and award of contracts by the U.S. Department of Energy for the clean-up of waste sites administered by it; the acceptance and implementation of Commodore's waste treatment technologies in the government and commercial sectors; and other large technical support services projects. All forward-looking statements are also expressly qualified in their entirety by the cautionary statements included in Commodore's SEC filings, including its quarterly reports on Form 10-Q and its annual report on Form 10-K.

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150 East 58th Street, Suit 3238 New York, New York 10155 212.308.5800 Fax: 212.753.0731 www.commodore.com